As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REALLOYS INC.

(Exact name of registrant as specified in its charter)

Nevada	7280 W. Palmeto Park Rd. Suite 302N Boca Raton, FL 33433 972-726-9203	3129394
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Leonard Sternheim

President and Chief Executive Officer

REalloys Inc.

7280 W. Palmeto Park Rd.

Suite 302N

Boca Raton, FL 33433

972-726-9203

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-284626)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $9,557,305.60, or the equivalent thereof, of its (a) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”); (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (d) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3 (File No. 333-284626) (the “Prior Registration Statement”), initially filed on January 31, 2025, and declared effective by the Securities and Exchange Commission on February 10, 2025. The required opinion and consents are filed herewith. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Victor Mokuolu CPA PLLC, independent registered public accounting firm.
23.2	Consent of Stephano Slack LLC, independent registered public accounting
23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
23.4	Consent of William J. Lewis, P.Geo. of Micon International Limited.
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida, on March 5, 2025.

REALLOYS INC.

By:	/s/ Leonard Sternheim
Leonard Sternheim
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Sternheim, as his and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Sternheim	President, Chief Executive Officer and Director	March 5, 2026
Leonard Sternheim	(Principal Executive Officer)

/s/ Robert Winspear	Chief Financial Officer and Director	March 5, 2026
Robert Winspear	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen duMont	Director	March 5, 2026
Stephen duMont

/s/ Jack Keane	Director	March 5, 2026
Jack Keane

/s/ David MacNaughton	Director	March 5, 2026
David MacNaughton

/s/ Joseph Sawyer	Director	March 5, 2026
Joseph Sawyer

/s/ Dovid Glenn	Director	March 5, 2026
Dovid Glenn

/s/ Brad Wall	Director	March 5, 2026
Brad Wall

/s/ Robert Foresman	Director	March 5, 2026
Robert Foresman

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